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EXHIBIT 10.58

(A) CUSTOMERS WITH WARRANTS

Customer	Total Number of Shares Covered by Warrants, as of May 31, 2002	Per-Share Exercise Price
Comcast Communications	616,666 266,666	$ $	6.90 4.80
Media One	833,332		$6.90
Cox Communications	883,332		$6.90
Shaw Cablesystems	180,000		$6.90
Rogers Cablesystems	200,000		$6.90
US West	683,332		$6.90

(B) FORM OF WARRANT

  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK
of
LIBERATE TECHNOLOGIES

Void on and after May 31, 2005

        This Warrant is issued to                        , a                        corporation, or its registered assigns permitted hereunder ("Holder") by Liberate Technologies, a Delaware corporation (the "Company"), in connection with the Multiple System Operator Agreement between                        , a                        corporation, and the Company, dated July    , 1999, as amended (the "Agreement"). All capitalized terms not defined in this Warrant will have the meanings given them in the Agreement.

        1.    Purchase Shares.    Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to                         (            ) fully paid and nonassessable shares of Common Stock of the Company, as constituted on [date of issuance] (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

        2.    Exercise Price.    The purchase price for the Shares shall be $            per share, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

        3.    Vesting and Exercise Period.    This Warrant shall be completely vested and be immediately exercisable, in whole or in part. This Warrant shall remain exercisable until May 31, 2005, upon which day this Warrant shall automatically terminate and be of no further force or effect.

        4.    Method of Exercise.    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a)  the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto (the "Exercise Notice"), to the Secretary of the Company at its principal offices; and

          (b)  the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

        5.    Net Exercise.    In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the net value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Secretary of the Company at the principal office of the Company, together with a duly executed copy of the Exercise Notice, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

X =	Y (A—B) A
Where:	X =	The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;
	Y =	The number of Shares in respect of which the net issue election is made (including those Shares for which the right to receive such Shares is being canceled);
	A =	The fair market value of one share of the Common Stock at the time the net issue election is made;
	B =	The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the ten (10) trading day period ending three (3) trading days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) trading day period ending three (3) trading days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company. For purposes of this Warrant, "trading days" shall mean the days during which the exchange or market on which the Shares are principally traded is open for regular business, determined without regard to after-hours trading.

        6.    Certificates for Shares.    Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Exercise Notice. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new warrant evidencing the rights of the Holder to purchase the balance of the Shares purchasable hereunder. Such new warrant shall be issued by the Company, at the Company's expense, to the Holder as soon as practicable thereafter and in any event within thirty (30) days of such surrender.

        7.    Issuance of Shares.    The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Shares and other stock, securities and property, as from time to time shall be issuable upon exercise of this Warrant.

        8.    Adjustment of Exercise Price and Number of Shares.    The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)    Subdivisions, Combinations and Other Issuances.    If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)    Reclassification, Reorganization and Consolidation.    In case of any merger, consolidation, liquidation, dissolution, reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such merger, consolidation, liquidation, dissolution, reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such merger, consolidation, liquidation, dissolution, reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such merger, consolidation, liquidation, dissolution, reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)    Notice of Adjustment.    When any adjustment is required to be made in the number or kind of shares of stock or other securities and property purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly, and in no case later than ten (10) business days following such event, notify the holder of such event, of the method of calculating such adjustment and of the number of shares of Common Stock or other securities and property thereafter purchasable upon exercise of this Warrant and the Exercise Price.

          (d)    No Impairment.    The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, liquidation, extraordinary dividend, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

        9.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        10.    No Stockholder Rights.    Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant.

        11.    Transfers of Warrant.    Subject to Section 12 below and compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

        12.    Successors and Assigns.    The rights under this Warrant may not be assigned by Holder without the prior written consent of the Company, except to an "affiliate" of Holder or in connection with the sale or acquisition of Holder by a third party, where the stockholders of Holder prior to such sale or acquisition do not own more than fifty percent (50%) of the outstanding voting securities of Holder following such sale or acquisition. For purposes of this Agreement, an "affiliate" of Holder shall mean any person or entity controlling, controlled by or under common control with, Holder, such control being exercised through the ownership or control, directly or indirectly, of fifty percent (50%) or more of the voting power of the shares entitled to vote for the election of directors or other governing authority, as of [date of issuance] or thereafter, provided that such person or entity shall be considered an affiliate of Holder only during the time such ownership or control exists. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

        13.    Representations of Holder.    Holder hereby represents and warrants that:

          (a)    Disclosure of Information.    Holder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrant and to purchase the Shares. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

          (b)    Investment Experience.    Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Holder also represents it has not been organized for the purpose of acquiring the Shares.

          (c)    Accredited Investor.    Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          (d)    Acquisition For Investment.    Holder represents and warrants that it is acquiring the Warrant and, upon any exercise of the Warrant, the Shares for its own account for investment purposes only, and not for resale or with a view to distribution of any part thereof.

          (e)    Restricted Securities.    Holder understands that the Shares it has the right to purchase pursuant to this Warrant will be "restricted securities" under the federal securities laws inasmuch as they will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Holder acknowledges that the Shares will bear a restrictive legend stating that the Shares have not been registered under the Act.

          (f)    Affiliate Legend.    If an officer of Holder or its affiliates is a member of the Company's Board of Directors, Holder may be considered an affiliate of the Company. Holder acknowledges that the Shares will bear an affiliate's legend. Holder also agrees that it will comply with the Company's trading policy while any of its agents, employees, officers, or directors (or those of its affiliates) serve as members of the Company's Board.

        14.    Amendments and Waivers.    Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), in the case of an amendment only with the written consent of the

Company and Holder, and, in the case of a waiver, only with the written consent of the waiving party. No waiver will be implied from any delay or failure by any party to take any action. Consent to any act or omission will not be construed as a consent to any other or subsequent act or omission.

        15.    Notices.    All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), Attention: Chief Executive Officer with a copy to the attention of: General Counsel. Notices to the Holder shall be sent to the address of the Holder as follows (or at such other place as the Holder shall notify the Company hereof in writing) with copies as designated below:

        HOLDER

        with copies to:

        HOLDER

        16.    Attorneys' Fees.    If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

        17.    Captions.    The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

        18.    Governing Law.    This Warrant shall be governed by the laws of the State of Delaware as applied to agreements made and to be performed entirely within the State of Delaware.

        19.    Loss or Mutilation.    Upon receipt of evidence satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any warrant certificate and of indemnity satisfactory to the Company and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrant represented thereby has been acquired by a bona fide purchaser, a new warrant certificate of the same tenor and exercisable for the same number of shares of stock or other securities and property shall be issued to the registered Holder of the lost, stolen, destroyed or mutilated warrant certificate, in exchange for or in lieu thereof. Upon the issuance of any new warrant certificate under this Section 19, the Company may require the payment by the Holder of a sum sufficient to cover any taxes, assessments and other governmental charges imposed in connection with such issuance and other related expenses (including the reasonable fees and expenses of the Company).

        20.    Severability.    In the event any one or more of the provisions contained in this warrant certificate should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Company and the Holder shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        21.    Representations of the Company.    The Company has all requisite corporate power and corporate authority to offer, issue, execute, deliver, and perform this Warrant. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

        22.    Counterparts.    This Warrant may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same document.

        IN WITNESS WHEREOF, this Warrant has been executed by an officer of the Company thereunto duly authorized.

LIBERATE TECHNOLOGIES
By:	Mitchell E. Kertzman Chief Executive Officer
Date:
Acknowledged and agreed by:
HOLDER
By:	[Signature]
Name:
Title:
Date:

NOTICE OF EXERCISE

To: LIBERATE TECHNOLOGIES

        The undersigned hereby elects to [check applicable subsection]:

☐	(a)	Purchase shares of Common Stock of Liberate Technologies, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;
OR
☐	(b)
Exercise the attached Warrant for [all of the shares] [ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANTHOLDER:
HOLDER
By:
[NAME: ]
Title:
Address:

Date:

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  EXHIBIT 10.58
WARRANT TO PURCHASE COMMON STOCK of LIBERATE TECHNOLOGIES Void on and after May 31, 2005
NOTICE OF EXERCISE